Exhibit 10.1

March 9, 2014

Clinton Group, Inc.
601 Lexington Avenue, 51st Floor
New York, NY 10022

The Wet Seal, Inc.
26972 Burbank
Foothill Ranch, CA 92610
Attention: Board of Directors

Ladies and Gentlemen:
Clinton Group, Inc. on behalf of its affiliates and associates (the “Clinton Group”) hereby agrees to vote any and all shares of the Class A Common Stock, par value $0.10 per share, of The Wet Seal, Inc. beneficially owned by Clinton Group, and over which Clinton Group has voting authority, at the 2014 annual meeting of the Company’s shareholders (and any adjournment or postponement thereof) in favor of director nominees Lynda Davey, John Mills, Kenneth Reiss, John Goodman, Dorrit Bern, Kathy Bronstein, Adam Rothstein, Deena Varshavskaya and Nancy Lublin.
Sincerely,
/s/ Gregory P. Taxin
Gregory P. Taxin
President